SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED        AVERAGE
                          DATE            SOLD(-)             PRICE(2)
   COMMON STOCK-UNITED INNS
  GABELLI FUNDS, INC.
       THE GABELLI SMALL CAP GROWTH FUND
                         5/17/94            3,000            10.7500
  GAMCO INVESTORS, INC.
                         6/03/94            7,800            13.8269
                         6/03/94           10,000            14.0000
                         6/02/94              600-           13.4167
                         6/02/94              600            13.4167
                         6/01/94              600            13.4167
                         5/31/94            1,600            13.0000
                         5/27/94              500            13.4000
                         5/25/94              400            13.2500
                         5/23/94            1,000-           13.3750
                         5/23/94            1,000            13.0000
                         5/23/94            2,500            13.3750
                         5/20/94            1,000            13.3750
                         5/19/94           11,000            12.2182
                         5/18/94            5,000            11.5650
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.